CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Northern Lights Fund Trust relating to the financial statements and financial highlights of Navigator Equity Hedged Fund, Navigator Tactical Fixed Income Fund, Navigator Tactical Investment Grade Bond Fund, Navigator Tactical U.S. Allocation Fund, and Navigator Ultra Short Bond Fund, each a series of shares of beneficial interest in Northern Lights Fund Trust. Such financial statements and financial highlights appear in the October 31, 2022 Annual Report to Shareholders.

BBD, LLP

Philadelphia, Pennsylvania

February 22, 2024

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 28, 2023, relating to the financial statements and financial highlights of Navigator Equity Hedged Fund, Navigator Tactical Fixed Income Fund, Navigator Tactical Investment Grade Bond Fund, Navigator Tactical U.S. Allocation Fund, and Navigator Ultra Short Bond Fund (the “Funds”), each a series of the Northern Lights Fund Trust, for the year ended October 31, 2023, and to the references to our firm under the headings “Fund Service Providers” and “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Policies and Procedures For Disclosure of Portfolio Holdings” in the Statement of Additional Information

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania February 22, 2024

C O H E N & C O M P A N Y , L T D .

800.229.1099 | 866.818.4538 fax | cohencpa.com

Registered with the Public Company Accounting Oversight Board